UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2026

DEEP ISOLATION NUCLEAR, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56406	87-4225965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Addison Street, Suite 300 Berkeley, CA	94704
(Address of Principal Executive Offices)	(Zip Code)

(509)-943-5222

(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2026, Deep Isolation US LLC, a wholly owned subsidiary of Deep Isolation Nuclear, Inc. (collectively, the “Company” or “Deep Isolation”), entered into a Master Services Agreement (the “MSA”) with Halliburton Energy Services, Inc. (“Halliburton”). Pursuant to the MSA and work orders issued under the MSA, Halliburton will provide certain services to the Company in connection with the construction of a full-scale-at-depth demonstration test well (the “Well”) located at Halliburton’s site in Cameron, Texas and will provide the Company with certain rights of access to and use of the Well. Such a demonstration (without nuclear waste) of the deployment of the Company’s Universal Canister System and deep borehole drilling solution is the next critical step in its commercialization strategy. The Company expects that construction, preparation and initial demonstration will take approximately three years to complete.

The MSA will continue in force and effect until terminated by either party upon at least thirty days’ prior written notice; provided, however, that in the event work being performed pursuant to the MSA or that has been requested under a related work order has not been fully completed, the MSA will continue in full force and effect until the full completion of the work being so performed or covered by any such work order. Fees paid in advance, net of any amount due to Halliburton, will be refunded to the Company on a pro-rata basis in the event that all or any portion of the services to be provided are terminated, other than for non-payment. The Agreement also includes indemnification, confidentiality, limitation of liability, insurance and intellectual property ownership provisions.

The foregoing description of the MSA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the MSA, a copy of which is filed (with certain portions redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K) as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Master Services Agreement, dated January 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP ISOLATION NUCLEAR, INC.

Date: February 3, 2026	By:	/s/ Rodney Baltzer
Rodney Baltzer
President and Chief Executive Officer

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